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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the use of our reports dated November 8, 2009 relating to the consolidated financial statements of CGI Group Inc. (which includes comments by Independent Registered Chartered Accountants for U.S. readers on Canada-U.S. reporting differences) and the effectiveness of internal control over financial reporting appearing in this Annual Report of CGI Group Inc. on Form 40-F for the year ended September 30, 2009.

We also consent to the incorporation by reference in Registration Statements (Nos. 333-112021, 333-13350, 333-66044, 333-74932 and 333-146175) on Form S-8 of our reports dated November 8, 2009 relating to the consolidated financial statements of CGI Group Inc. (which includes comments by Independent Registered Chartered Accountants for U.S. readers on Canada-U.S. reporting differences) and the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 40-F of CGI Group Inc. for the year ended September 30, 2009.

1

Independent Registered Chartered Accountants
December 18, 2009

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1 Chartered accountant auditor permit No. 17046

Membre de/Member of Deloitte Touche Tohmatsu